SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013 (April 11, 2012)

SANTA FE PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173302	99-0362658
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4011 West Plano Parkway, Suite 126

Plano, TX 75093

Tel. 888-870-7060

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SANTA FE PETROLEUM INC.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Letter of Intent

On April 11, 2012, Baby All Corp., a Delaware corporation (“BABA”) entered into a Letter of Intent (the "LOI") with Santa Fe Operating, Inc. (“SFO”) Pursuant to the terms and conditions of the LOI, BABA and the stockholders of Santa Fe agreed to engage in a stock-for-stock exchange whereby the stockholders of SFO would be issued a minimum of 33,478,261 shares of BABA Common Stock in exchange for 100% of the shares of SFO after the closing of the Share Exchange (the “Closing”), which closed on May 10, 2012 and was reported on Form 8-K as filed with the Commission on May 11, 2012. Pursuant to the LOI, BABA was obligated to satisfy certain pre-conditions before the Closing could occur. BABA was obligated to: (i) be quoted on the Over The Counter Bulletin Board (OTCBB) and have a currently effective Form 211 application (Rule 15c2-11) with FINRA through a licensed market maker; (ii) have no securities, including, without limitation, options, warrants, preferred stock or other convertible instruments, other than BABA Common Stock, outstanding; (iii) have no assets other than as disclosed in the LOI, and any assets held by BABA immediately prior to Closing will be vended out by BABA after closing on commercially reasonable terms; (iv) have no liabilities; (v) be current and compliant with all United States Securities and Exchange Commission (the “SEC”) reporting requirements; and (vi) have cancelled certain restricted shares of its common stock such that immediately prior to the Closing, BABA shall have no more than 6,000,000 shares of BABA Common Stock outstanding.

The above description of the Letter of Intent is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Letter of Intent, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 1.02 TERMINAtion of A MATERIAL DEFINITIVE AGREEMENT

On November 8, 2012, the agency agreement (the “Agency Agreement”) between Santa Fe Petroleum, Inc. (the “Company”) and Focus Capital Group Inc. (“Focus”), originally filed with the Commission on Form 8-K/A on September 7, 2012 as Exhibit 10.8, terminated by expiration.

Pursuant to the Agency Agreement, Focus agreed to use its best efforts to assist the Company in raising up to $5 million through the sale of shares of the Company’s common stock at a value of $0.50 per share. For its services under the Agency Agreement, the Company agreed to pay Focus a fee equal to 10% of the capital raised plus a non-accountable expense allowance of 3% of the capital raised and agreed to indemnify Focus for claims arising out of the engagement that are not due to gross negligence. In addition, Focus and any other brokers that assist Focus in the private placement would receive warrants to purchase shares of the Company’s common stock equal in aggregate to 10% of the number of shares sold in the private placement at $0.50 per share.

Subject to ninety (90) day periods of extension by mutual agreement between the Company and Focus, the termination date of the Agency Agreement was August 15, 2011. The Company and Focus had mutually agreed to four (4) ninety (90) day extensions of the Agency Agreement. However, the parties did not elect to extend the Agency Agreement beyond November 2012 and the Agency Agreement terminated by expiration. Under the Agency Agreement, the Company received $243,573 of net proceeds ($403,525 gross proceeds less $159,952 for financing and offering expenses)

The above description of the Agency Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agency Agreement, this reference is made to such agreement, which was originally filed with the Commission on Form 8-K/A on September 7, 2012 as Exhibit 10.8, and is incorporated herein by this reference.

Item 2.03      Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K/A is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Shares of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein are and would be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock are or would be issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits

EXHIBITS

10.1	Letter of Intent between Baby All Corp. and Santa Fe Operating, Inc. dated April 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE PETROLEUM INC.
Date: February 14, 2013	By: /s/ Tom Griffin
Tom Griffin
President and Chief Executive Officer